Exhibit 5.1

Reply Attention of:	Elizabeth J. Harrison, Q.C.	Our File No.: 17316-0289
Direct Dial Number:	(604) 661-9367
Email Address:	eharrison@farris.com
May 16, 2012

TELUS Corporation

8th Floor

555 Robson Street

Vancouver, British Columbia V6B 3K9

Dear Sirs:

Re:                             TELUS Corporation -
Registration Statement on Form S-8

TELUS Corporation (the “Company”), a company organized under the laws of the Province of British Columbia, Canada (the “Province”), has requested our opinion in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).  The Company shall register on the Registration Statement an aggregate of up to $4,000,000 in Long-Term Incentive Obligations (the “Units”) issuable under the Long-Term Incentive Plan of the Company dated February, 2012 (the “Plan”).

We have examined the Registration Statement and such other documents and records of the Company as we have deemed relevant or necessary for the purpose of the opinion set forth herein.  In giving such opinion, we have assumed the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions based on any law other than the laws of the Province and the laws of Canada applicable therein and accordingly express no legal opinion in respect of any other laws.

Based upon and subject to the foregoing, we are of the opinion that the Plan has been validly established and when issued the Units will be validly issued.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Yours truly,